Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Community Capital Corporation (the “Company”), each certify that, to his knowledge on the date of this certification:

1.
The annual report of the Company for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:           March 21, 2011
By:	/s/ William G. Stevens
William G. Stevens Chief Executive Officer (Principal Executive Officer)

Date:           March 21, 2011
By:	/s/ R. Wesley Brewer
R. Wesley Brewer Chief Financial Officer (Principal Financial Officer)